Exhibit 10.48
HOLLYFRONTIER CORPORATION
2020 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
(Non-Employee Director Award)

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Stock Units (“Notice of Grant”) by and between HollyFrontier Corporation, a Delaware corporation (the “Company”), and you;
WHEREAS, the Company, as part of your compensation for service as a member of the Company’s board of directors (the “Board”) and in order to induce you to materially contribute to the success of the Company, agrees to grant you this restricted stock unit award;
WHEREAS, the Company adopted the Plan (as defined in the Notice of Grant) under which the Company is authorized to grant stock units and phantom stock awards, as applicable (in each case, herein referred to as restricted stock units) to certain employees, directors and other service providers of the Company;
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Restricted Stock Unit Agreement (Non-Employee Director Award) (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
WHEREAS, you desire to accept the restricted stock unit award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any cash or other compensation for your services for the Company, an award (the “Award”) consisting of the aggregate number of Shares set forth in the Notice of Grant in accordance with the terms and conditions set forth herein, in the Notice of Grant and in the Plan, plus the additional rights to receive possible dividend equivalents, in accordance with the terms and conditions set forth herein.
2.No Shareholder Rights. The Restricted Stock Units (“RSUs”) granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Shares prior to the date Shares are issued to you in settlement of the Award.
3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding Shares on or after the Date of Grant and, on the record date for such dividend, you hold RSUs granted pursuant to this Agreement that have not been settled, the Company shall pay to you an amount in cash equal to the cash dividends you would have received if you were the holder of record as of such record date, of the number of Shares related to the portion of your RSUs that have not been settled as of such record date, such payment (“Dividend Equivalents”) to be made on or promptly following the date that the Company pays such dividend (however, in no event shall the Dividend Equivalents be paid later than 30 days following the date on which the Company pays such dividend to its shareholders generally).

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4.Restrictions; Forfeiture. The RSUs are restricted in that they cannot be sold, transferred or otherwise alienated or hypothecated until Shares related to such RSUs are issued pursuant to Section 6 following the removal or expiration of the restrictions as contemplated in Section 5 of this Agreement and as described in the Notice of Grant. In the event you cease to serve as a member of the Board, other than as a result of death, Disability, or Retirement, the RSUs that are not vested on the date of such cessation of service shall be immediately forfeited unless the Committee, in its sole discretion, otherwise elects to accelerate the vesting of such RSUs.
5.Expiration of Restrictions and Risk of Forfeiture. The restrictions on the RSUs granted pursuant to this Agreement will expire and the RSUs will become nonforfeitable as set forth in the Notice of Grant, provided that you remain a member of the Board until the applicable dates and times set forth therein. RSUs that have become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested.”
6.Issuance of Stock. Shares shall be issued to you in settlement of your Vested RSUs within 30 days following the date upon which such RSUs become Vested in accordance with the Agreement. At the time of settlement, the Company shall cause to be issued Shares registered in your name in payment of the Award. The Company shall evidence the Shares to be issued in payment of the RSUs in the manner it deems appropriate. The value of any fractional RSU shall be rounded down at the time Shares are issued to you. No fractional Shares, nor the cash value of any fractional Shares, will be issuable or payable to you pursuant to this Agreement. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 6 nor any action taken pursuant to or in accordance with this Section 6 shall be construed to create a trust or a funded or secured obligation of any kind.
7.Compliance with Securities and Other Applicable Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless  a registration statement under the Securities Act is, at the time of issuance, in effect with respect to the Shares issued or in the opinion of legal counsel to the Company, the Shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.
8.Legends. The Company may at any time place legends referencing any restrictions imposed on the Shares pursuant to Sections 4 and 7 of this Agreement on all certificates representing Shares issued with respect to this Award.
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9.Continuation as a Director. Nothing in this Agreement confers upon you the right to continue to serve as a member of the Board.
10.Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
11.Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
12.No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the RSUs granted hereunder.
13.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Shares or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. In addition, the Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a general release of all claims in favor of the Company, any Affiliate and the employees, officers, stockholders or board members of the foregoing in such form as the Company may determine. In the event the period you are given to review, execute and revoke a release provided pursuant to this Section 13 spans two calendar years, any payment to you pursuant to this Agreement will be made in the second calendar year.
14.No Guarantee of Interests. Neither the Board nor the Company guarantee the Shares from loss or depreciation.
15.Company Records. Records of the Company or its subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
16.Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.
17.Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
18.Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. Nothing in this Agreement will prevent you from: (a) making a good faith report of possible violations of applicable law to any governmental agency or entity or (b) making disclosures that are protected under the whistleblower provisions of applicable law. For the
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avoidance of doubt, nothing herein shall prevent you from making a disclosure that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may make disclosures without violating this Section 18 to the attorney of the individual and use such information in the court proceeding.
19.Section 409A. This Agreement is not intended to constitute a deferral of compensation within the meaning of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will be exempt from or, notwithstanding the preceding sentence, comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. The applicable provisions of Section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith.
20.Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
21.Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
22.Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
23.Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
24.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.
25.Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas County, Texas and the United States District Court for the Northern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the RSUs or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.
26.Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
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27.The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.
28.Defined Terms. For purposes of this Agreement, the following terms shall have the meanings assigned below:
(a)“Affiliate” has the meaning provided in Rule 12b-2 under the Exchange Act.
(b)“Beneficial Owner” has the meaning provided in Rule 13d-3 under the Exchange Act.
(c)“Change in Control” means the occurrence of any of the following after the Date of Grant:
(i)Any Person, other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company’s then outstanding securities, or more than 40% of the then outstanding common stock of the Company, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a)(iii)(1) below.
(ii)The individuals who as of the Date of Grant constitute the Board and any New Director cease for any reason to constitute a majority of the Board.
(iii)There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:
(1)the merger or consolidation results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
(2)the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than 40% of the combined voting power of the Company’s then outstanding securities.
(iv)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 60% of the
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combined voting power of the voting securities of which is owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
(d)“Disability” means you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(e)New Director” means an individual whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.
(f)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) of the Exchange Act.
(g)“Retirement” means a Separation from Service with Committee approval following your attainment of age 55.
(h)“Separation from Service” means a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h).
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